SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. )


Filed by the Registrant {X}

Filed by a Party other than the Registrant { }

Check the appropriate box:

{ }  Preliminary Proxy Statement
     { } Confidential, For Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
{ }  Definitive Proxy Statement
{ }  Definitive Additional Materials
{X}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        BIRMINGHAM STEEL CORPORATION
      ---------------------------------------------------------
          (Name of Registrant as specified in its charter)

                    ----------------------------
(Name of person(s) filing proxy statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

{X}   No fee required.

{ }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)   Proposed maximum aggregate value of transactions:
      (5)   Total fee paid.

-----
{ }   Fee paid previously with preliminary materials.
{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:






                                     Contacts:  Roy Winnick/Roanne Kulakoff
                                                Kekst and Company
                                                212-521-4842 or 4837


         BIRMINGHAM STEEL URGES ITS STOCKHOLDERS TO TAKE NO ACTION
                    ON UNITED GROUP CONSENT SOLICITAION

BIRMINGHAM, Ala. (October 15, 1999) - Birmingham Steel Corporation (NYSE:
BIR) today said that it has mailed the following letter to its stockholders:

Dear Stockholder:

     You recently may have received proxy soliciting materials from a group of dissident stockholders calling itself The United Group, and headed by James A. Todd, Jr., formerly of Birmingham Steel, and John Correnti, formerly of Nucor Corporation.

     Even though Birmingham Steel's Annual Meeting of Stockholders is scheduled to be held less than two months from now, on December 2, 1999, this dissident group is attempting to solicit your vote to remove your entire Board of Directors -- without cause -- in advance of the Annual Meeting through a consent process. If this dissident group succeeds in removing your entire Board of Directors without cause, it would replace the Board with its own hand-picked nominees and take control of your Company.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY URGES YOU NOT TO LET THEM DO THIS! YOUR BOARD UNANIMOUSLY OPPOSES THE UNITED GROUP'S SOLICITATION AND CAUTIONS YOU NOT TO SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE UNITED GROUP -- EVEN AS A PROTEST VOTE AGAINST THEM.

     There are a number of reasons why your Board believes that the effort of The United Group to take control of your Board and replace senior management is unwise and not in the best interests of the Company and its stockholders. Our reasons are set forth in detail in our Proxy Statement for the Annual Meeting, which will be sent to you shortly.
In the meantime, we ask you to consider the following:

     o Strategic Restructuring Already in Place: The Company recently announced a strategic restructuring which involves the divestiture of the Company's Special Bar Quality ("SBQ") division and other underperforming assets. This strategic restructuring -- which The United Group opposes--will permit the Company to focus on its strong and profitable core mini-mill operations.

     o Strong Core Operations: The Company's core mini-mill operations are solidly profitable and have shown substantial improvement in recent years under current management. As indicated by our recent announcement of the Company's financial results for the first quarter of fiscal 2000, these core operations remain strong, despite some of the worst steel industry conditions in many years, and have strong prospects.

     o Today's Challenges Caused by Todd Management Team: The United Group has failed to tell you that many of the challenges faced by the SBQ division over the past three years resulted in large part from questionable strategic and operational decisions made between 1991 and January 1996 when Mr. Todd -- a leading member of the dissident group -- was the Company's Chairman and Chief Executive Officer.

     o Current Board and Management--Well-Qualified and Dedicated to Stockholder Value: Birmingham Steel already has a highly qualified, experienced and dedicated Board and management team that has put in place, and is already aggressively implementing, the program we believe is needed to build stockholder value. Changing your entire Board and management at this time would be extremely disruptive and could jeopardize the value that is being created by the Company's strategic restructuring.

     Stockholders will have ample time to consider all the issues and cast their votes well in advance of the December 2 Annual Meeting. We shortly will be sending you the Company's proxy materials and other important information. These materials will further describe what we believe are serious flaws in The United Group's "program." At this time, we see absolutely no reason for you to grant the dissident group a proxy to act by written consent in advance of our regularly scheduled Annual Meeting.

     WE AGAIN URGE YOU NOT TO SIGN ANY BLUE PROXY CARD THAT THE UNITED GROUP MAY BE SENDING YOU.

     Thank you for your continued confidence and support.

                                          Sincerely,

                                          Robert A. Garvey
                                          Chairman and Chief
                                          Executive Officer




Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

Except for historical information, the matters described in this press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, equipment breakdowns ore failures, Birmingham Steel's success in implementing the restructuring plan, the Company's continued compliance with its financing arrangements and its principal debt agreements, as well as other risks described from time to time in the Company's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

Birmingham Steel Corporation (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the 1999 annual meeting of shareholders. The participants in this solicitation may include the directors of the Company (William J. Cabaniss, Jr., C. Stephen Clegg, Alfred C. DeCrane, Jr., E. Mandell de Windt, Robert A. Garvey, E. Bradley Jones, Robert D. Kennedy, Richard de J. Osborne and John H. Roberts) and the following executive officers, members of management and employees of the Company: Robert A. Garvey (Chairman and Chief Executive Officer), Brian F. Hill (Chief Operating Officer), Kevin E. Walsh (Executive Vice President - Chief Financial Officer), William R. Lucas, Jr. (Managing Director - Southern Region), Jack R. Wheeler (Managing Director - Northern Region), Raymond J. Lepp (Managing Director - Western Region), J. Daniel Garrett (Vice President - Finance & Control), Catherine W. Pecher (Vice President - Administration & Corporate Secretary), Charles E. Richardson III (General Counsel), Philip L. Oakes (Vice President - Human Resources), W. Joel White (Vice President - Information Technology) and Robert G. Wilson (Vice President - Business Development). As of the date of this communication, none of the foregoing participants individually owned in excess of 1 percent of the Company's common stock or in the aggregate in excess of 3 percent of the Company's common stock.

The Company has retained Credit Suisse First Boston Corporation ("CSFB") and Banc of America Securities LLC ("BAS") to act as its financial advisors, for which CSFB and BAS will receive customary fees, as well as reimbursement of reasonable out-of-pocket-expenses. In addition, the Company has agreed to indemnify CSFB, BAS and certain related persons against certain liabilities, including liabilities under federal securities laws, arising out of their engagement. Each of CSFB and BAS are investment banking firms that provide a full range of financial services for institutional and individual clients. Neither CSFB nor BAS admit that it or any of its directors, officers or employees is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the solicitation, or that Schedule 14A requires the disclosure of certain information concerning CSFB and BAS, and the following investment banking employees of CSFB or BAS, as the case may be, may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company:
Peter R. Matt, William C. Sharpstone and Murari S. Rajan of CSFB; and Gidon
Y. Cohen, Shawn B. Welch and Sumner T. Farren of BAS. In the normal course of their business, both CSFB and BAS regularly buy and sell securities issued by the Company for their own account and for the accounts of their respective customers, which transactions may result in CSFB, BAS or their respective associates having a net "long" or net "short" position in the Company's securities, or option contracts of other derivatives in or relating to such securities. As of October 12, 1999, CSFB had a net short position of 100 shares of the Company's common stock and as of October 13, 1999, BAS had a net long position of 264,022 shares of the Company's common stock.

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